Exhibit 99.1

             DPAC Receives Nasdaq Determination Letter

    GARDEN GROVE, Calif.--(BUSINESS WIRE)--June 3, 2005--DPAC Technologies Corp. (NASDAQ:DPAC) received a Nasdaq Staff Determination on June 2, 2005 indicating that DPAC fails to comply with the minimum stockholders' equity requirement for continued listing set for in Marketplace Rule 4310(c)(2)(B) and the minimum bid price requirement of Marketplace Rule 4450(a)(5), and that the Common Stock is, therefore, subject to delisting from the Nasdaq SmallCap Market.
    DPAC has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. There can be no assurance the Panel will grant DPAC's request for continued listing. DPAC gave written notice to Nasdaq on May 20, 2005 to request a hearing on that determination among other things. At DPAC's request, Nasdaq scheduled a hearing for June 16, 2005 to reconsider the determination.
    DPAC believes that, by completing the QuaTech transaction, it can satisfy the Nasdaq SmallCap Market minimum requirements for continued listing of the Common Stock. At this time, DPAC's shareholders' equity and bid price are insufficient for continued listing, and DPAC has requested a hearing for Nasdaq to consider permitting DPAC time to regain compliance with those requirements, through its acquisition of QuaTech, concurrent financing and reverse stock split.
    Concerning DPAC's agreement to acquire QuaTech, Inc., the Nasdaq Staff has previously determined to characterize the transaction as a "reverse merger" and therefore apply to DPAC the standards for initial listing on the SmallCap Market. Initial listing standards are higher than continued listing standards in many respects, most importantly in requiring a $4 per share stock price compared to $1 per share for continued listing. If the Nasdaq initial listing qualifications are applied, DPAC believes it may be impracticable to maintain its listing on the Nasdaq SmallCap Market and may forgo doing so in favor of completion of that transaction.
    DPAC will request approval for the contemplated transaction from its stockholders during its fiscal year 2005 annual meeting. At that time, DPAC also intends to seek shareholder approval for a reverse stock split. DPAC intends that the resultant stock price would be above the minimum bid price compliance level, whatever that may be. However, whether it is practicable to comply with the numeric listing qualifications will depend upon many factors, including whether the initial listing standards are indeed applicable. Therefore, DPAC's plans concerning a reverse stock split may change depending upon the results of the hearing to reconsider the Nasdaq Staff's determination.
    If DPAC is delisted for any reason, DPAC currently intends that its common stock would trade on the over-the-counter bulletin board.

    About DPAC Technologies

    Located in Garden Grove, California, DPAC Technologies provides embedded wireless networking and connectivity products for machine-to-machine communication applications. DPAC's wireless products are used by major OEMs in the transportation, instrumentation and industrial control, homeland security, medical diagnostics and logistics markets to provide remote data collection and control. The Company's web site address is www.dpactech.com. Information concerning DPAC is filed by DPAC with the SEC and is available on the SEC web site, www.sec.gov.

    About QuaTech

    QuaTech, a privately-held company, is an industry performance leader in device networking and connectivity solutions. Through design, manufacturing and support, QuaTech maintains the highest levels of reliability and performance. Satisfied customers include OEMs, VARs and System Integrators, as well as end-users in many industries, including banking, retail/POS, access control, building automation and security, and energy management. QuaTech is a leading supplier of data connectivity products to financial institutions, serving five of the top 10 U.S. banks. Founded in 1983 and headquartered in Hudson, Ohio, QuaTech sells and supports its solutions both directly and through a global network of resellers and distributors. www.quatech.com

    Forward-Looking Statements

    This press release includes forward-looking statements. You can identify these statements by their forward-looking words such as "may," "will," "expect," "anticipate," "believe," "guidance," "estimate," "intend," predict," and "continue" or similar words or any connection with any discussion of future events or circumstances or of management's current estimates or beliefs. Forward-looking statements are subject to risks and uncertainties, and therefore results may differ materially from those set forth in those statements. A transaction as contemplated would require approvals of the Boards of Directors and shareholders of both parties and numerous other conditions. Full details of such a transaction will be provided to DPAC shareholders and filed with the SEC by DPAC as and when appropriate. There is no assurance possible, and none is intended, that the transaction will be completed at all or on the terms described. The transaction is and shall continue to be subject to numerous conditions and contingencies until the transaction is completed. DPAC Technologies Corp. will provide further detailed information to its shareholder as and when required to solicit their consent. The transaction's costs and diversion of management attention could negatively impact results. Other factors that affect DPAC's business and its ability to conclude a merger transaction include, but are not limited to, that our Airborne(TM) products are new, that we sell to original equipment manufacturers for new product introductions by them, and that all of these are subject to risks and uncertainties regarding new product introductions such as uncertainty of market acceptance. The parties need additional financing to complete the transactions as envisioned. Such financing may not be available on favorable terms. Also, there can be no assurance that such transaction will be completed or, if completed, that it will be successful. The transaction would involve a change of control, in that it is likely that voting control of DPAC may be given to former shareholders of QuaTech, and if the principal former shareholders of QuaTech were to act in concert, they might be able to elect a majority of DPAC's Board of Directors. Other factors that affect DPAC's business include, but are not limited to, the degree of market acceptance of our existing and planned wireless connectivity products, future business opportunities with these products, protection of licensed technology or proprietary rights, risks of litigation, our need for additional financing in order to realize our opportunities, other challenges related to completing our proposed merger with QuaTech, Inc., further challenges in subsequently combining our operations with QuaTech, Inc.'s own, and general market and economic conditions. More information about the risks and challenges faced by DPAC Technologies Corp. is contained in the Securities and Exchange Commission filings made by the Company on Form 10-K, 10-Q and 8-K. DPAC Technologies Corp. specifically disclaims any obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise.

    Additional Information:

    DPAC and QUATECH strongly urge their respective shareholders to read the relevant documents related to this transaction as and when filed by DPAC with the SEC, because they shall contain important information all the shareholders should consider. All DPAC's SEC filings are made available free of charge at the SEC website (www.sec.gov). Such documents, when filed, also are made available free of charge by DPAC. DPAC has filed Forms 8-K with the Securities and Exchange Commission concerning the proposed transaction. This news release is neither a solicitation of any proxies nor an offer of any securities of any kind whatsoever. No securities mentioned herein have been registered or authorized or approved by any federal or state securities regulator or commission.

    CONTACT: DPAC Technologies Corp.
             Stephen Vukadinovich or Kim Early, 714-898-0007
             Steve.Vukadinovich@dpactech.com
             Kim.Early@dpactech.com